Exhibit 5.1

May 29, 2015

Suburban Propane Partners, L.P.

One Suburban Plaza

240 Route 10 West

Whippany, NJ 07981

Ladies and Gentlemen:

We are acting as counsel to Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”), relating to the registration of an aggregate of 1,200,000 common units representing limited partner interests of the Partnership (the “Common Units”), that may be issued by the Partnership pursuant to the Suburban Propane Partners, L.P. 2009 Restricted Unit Plan, as amended from time to time (the “Plan”). The Common Units are to be issued by the Partnership upon vesting of certain unit-based awards (the “Awards”) to be granted pursuant to the Plan.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, limited partnership records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of limited partnership of the Partnership; (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 19, 2006, as amended from time to time; (iii) certain of the resolutions of the Board of Supervisors of the Partnership relating to the Plan and to the authorization for the issuance of the Common Units; and (iv) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Partnership. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Common Units have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any applicable Award will be validly issued and holders of the Common Units will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Common Units.

This opinion is based upon and expressly limited in all respects to the Revised Uniform Limited Partnership Act of the State of Delaware, as in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. The reference and limitation to the “Revised Uniform Limited Partnership Act of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of any changes in applicable law or any other facts, circumstances, events, developments or other matters that may come to our attention after the date hereof that may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

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